This Pricing Supplement, filed pursuant to Rule 424(b)(2), relates to Registration Statement No.333-92082 and to each Prospectus dated 11/20/2002 and to each Prospectus Supplement dated 11/20/2002

PRICING SUPPLEMENT TO PROSPECTUS SUPPLEMENT DATED
November 20, 2002 TO PROSPECTUS DATED November 20, 2002

Pricing Supplement:      8

Dated:   3/18/2003

                      Sears Roebuck Acceptance Corp.

                       Medium-Term Note Series    VI
                             (Floating Rate)

                   Due at least 9 months from date of issue

Principal Amount of Note:               $   50,000,000
Settlement Date (Original Issue Date):   3/21/2003
Maturity Date:                           3/23/2004

Specified Currency:                     US $
                                      (If Other than U.S. Dollars, see attached)

Interest Rate Basis:                    3 MONTH LIBOR
        Spread Multiplier:  NA     Maximum Rate:  NA     Minimum Rate:  NA

Spread (plus or minus):                 + 2.80000%

Index Maturity:                         Three(3)  Month

Date Initial Interest Rate Set:          3/19/2003

Interest Reset Date(s):                 23rd of Mar, Jun, Sep & Dec

Interest Determination Date(s):         Two business days prior to each coupon
                                            payment date
Calculation Agent:                      BNY MIDWEST TRUST CO

Interest Payment Date(s):               23rd of Mar, Jun, Sep & Dec
                                                                               .
Regular Record Date(s):                 15 days prior to each interest
                                            payment date
Initial Interest Payment:                6/23/2003
Designated CMT Maturity Index:
Designated CMT Telerate Page:
Form of Purchased Notes:                DTC
Redemption Commencement Date:           NOT APPLICABLE

Redemption Price:  If a Redemption Commencement Date is specified
above, the Redemption Price shall be    -    of the principal amount
to be redeemed and shall decline at each anniversary of the Redemption
Commencement Date by    -    of the principal amount to be redeemed
until the Redemption Price is 100% of such principal amount.

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